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[A.C. MOORE LOGO]                        General Office o Distribution Center
                                        130 A.C. Moore Drive o Berlin, NJ 08009
                                     PHONE: (856) 768-4930 o FAX: (856) 753-4723

FOR:                             FROM:
A.C. Moore Arts & Crafts, Inc.   Gregory FCA Communications, Inc.
For More Information Contact:    For More Information Contact:
Amy Rhoades, General Counsel     Joe Crivelli
(856) 768-4936                   (610) 642-8253

            MARC D. KATZ JOINS A.C. MOORE AS CHIEF FINANCIAL OFFICER

BERLIN, NEW JERSEY, SEPTEMBER 6, 2006 - A.C. Moore Arts & Crafts, Inc. (Nasdaq:
ACMR) announced today that Marc D. Katz will join the Company as Chief Financial Officer effective September 13, 2006. Katz, 41, most recently served as the Chief Information Officer for Foot Locker, Inc. and prior to that was the Controller for the $5.5 billion specialty athletic retailer.

"Marc Katz has proven financial expertise through his experience as the controller of a large multi-store retail company, in addition to a strong background in retail information systems," said Rick A. Lepley, A.C. Moore's Chief Executive Officer. "I am delighted that Marc has agreed to join us and that we have achieved our goal of retaining an individual with the skill set necessary to serve as our Chief Financial Officer and the experience we need to guide our systems implementation strategy and transition us to being a more technologically advanced organization."

As Senior Vice President - Chief Information Officer for Foot Locker, Katz was responsible for managing application development, information technology, financial reporting and financial planning. After joining Foot Locker in 1997, he held positions of increasing responsibility within that company's finance department, including Vice President - Controller. Prior to his employment with Foot Locker, Katz served for eight years at The May Department Stores Company in various financial positions.

"I am excited about the opportunity to serve as Chief Financial Officer for the Company and look forward to working with the A.C. Moore team to develop the Company's strategy for financial analysis and information technology," said Katz.

Katz has a Masters in Business Administration from Saint Louis University and a Bachelor of Science in Business Administration from the University of Missouri - St. Louis.

He succeeds Leslie H. Gordon who retired as Chief Financial Officer of A.C. Moore effective July 31, 2006.

ABOUT A.C. MOORE:

A.C. Moore operates arts and crafts stores that offer a vast assortment of traditional and contemporary arts and crafts merchandise for a wide range of customers. The Company

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operates 115 stores in the Eastern United States. For more information about the
Company, visit our website at www.acmoore.com.

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This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based on A.C. Moore's current expectations and assumptions as of this date. The Company undertakes no obligation to update or revise any forward-looking statement whether the result of new developments or otherwise. These statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. Factors that could cause actual results to differ from those anticipated include, but are not limited to, the costs associated with a change in senior management, the impact of the adoption of FAS 123R, customer demand and trends in the arts and crafts industry, related inventory risks due to shifts in customer demand, the effect of economic conditions, the impact of adverse weather conditions, the impact of competitors' locations or pricing, the availability of acceptable real estate locations for new stores, difficulties with respect to new system technologies, difficulties in implementing measures to reduce costs and expenses, supply constraints or difficulties, the effectiveness of advertising strategies, the impact of the threat of terrorist attacks and war, and other risks detailed in the Company's Securities and Exchange Commission filings.